EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-187380 on Form S-3, Registration Statement File No. 333-187451 on Form S-3D, and Registration Statement File Nos. 333-206807 and 333-235467 on Form S-4/A of Citizens Financial Services, Inc. of our report dated March 11, 2021, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Citizens Financial Services, Inc. for the year ended December 31, 2020.

Cranberry Township, Pennsylvania
March 11, 2021